SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 24, 2006


                           SHANNON INTERNATIONAL INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                                        98-02049656
     ---------------------------                          ---------------
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                      Identification No.)



             Suite 100, 238A Brownlowh Avenue, Dartmouth, NS B3B 2B4
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (902) 481 7225
                                -----------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement.
          ------------------------------------------

As previously reported on December 20, 2005, Shannon's Board of Directors appointed J.William Clements and J. Thomas Netzel as directors as a result of settlement discussions with Quadrangle Holdings, Ltd., a shareholder of the Shannon with whom Shannon had a dispute over the liquidation of collateral given to secure payment of the exercise of warrants in May 2004. The appointment of the new directors was done as a confidence building measure in furtherance of continued settlement discussions with Quadrangle Holdings, Ltd.

On March 22, 2006 Shannon entered into a Settlement Agreement with Quadrangle Holdings Ltd. The Settlement Agreement was unanimously approved by the Shannon board. Under the terms of the Agreement, Shannon designated and issued 100 shares of a Series A Preferred Stock to Quadrangle, the rights and preferences of which are summarized below. The Settlement Agreement which is filed as an exhibit to this report provides for the following principal terms:

     1. All obligations of Quadrangle with respect to the promissory note given to Shannon for the exercise of the May 2004 warrant are released without any further obligation of Quadrangle.

     2. The 400,000 common shares of Shannon issued to Quadrangle pursuant to the exercise of the May 2004 warrant were credited to the shares issued pursuant to the settlement and the May 2004 warrant shall have expired pursuant to its terms.

     3. Quadrangle received 568,750 additional common shares and a further warrant to acquire 968,750 common shares at a price of $0.08 US. The warrant expires on March 31, 2007 and is subject to terms and conditions set forth there. The warrant is filed as an exhibit to this report.

     4. Upon the redemption of the Series A Preferred Stock issued to Quadrangle or the conversion in whole or in part into Shannon common stock, Quadrangle shall be deemed to have released Shannon and its current officers and directors from any and all liability with respect to Quadrangle's claim. Such release shall not apply to any claims against Blair Coady, Shannon's previous President and Chief Executive Officer or any other parties.

     5. The parties acknowledged that a General Security Agreement over Shannon's assets was filed by Mr. Coady without Shannon board approval with the Province of Alberta on or about November 23, 2005 for the benefit of EW Power, Inc., an Alberta corporation of which Mr. Coady is believed to be a control person. Shannon agreed to take any and all steps necessary to dispute the validity and obtain the release thereof in favor of the security interest to Quadrangle referenced in Certificate of Designation of Series A Preferred Stock.

The Designation of Rights of the Series A Preferred Stock issued to Quadrangle is filed as an exhibit to this report. The following is a summary of the principal rights and preferences:

     1. An Initial Stated Value of $7,750 Cdn., per share ($775,000 cdn., total). The Initial Stated Value per share is subject to adjustment at Redemption equal to one percent (1%) of 373,000 times the highest thirty day average closing price per common share of Rally Energy Corp., an Alberta corporation traded on the TSX Exchange under the symbol RAL.V between May 1, 2004 and the date of Redemption.


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     2. A quarterly dividend of 12.5% per annum of the Initial or Adjusted State
Value. In the event, the Corporation fails to pay any quarterly dividend when due, the dividend amount accrued increases to and shall remain at 15.5% per annum.

     3. A liquidation preference over the common stock.

     4. A Mandatory Redemption on or before December 31, 2006 at the Initial or Adjusted Stated Value. Shannon may redeem before said date on ninety days notice. The redemption carries a security interest on all the assets of Shannon second only to and subject to the validity of the General Security Agreement on file in the Province of Alberta, Canada on or about November 24, 2005 which Shannon agreed to contest.

     5. The holder of the Series A Preferred Stock as a class is entitled to elect a majority of the number of directors authorized by the Corporation's by-laws as in effect from time to time and voting as a class on all other matters submitted to the vote of stockholders of Shannon.

     6. The Series A Preferred Stock carries a contingent right to convert into common stock of Shannon at the lesser of $0.08 per share or ninety percent of the 20 trading day average closing price for the period ending the trading day prior to the date of conversion per common share for each dollar of the Initial or Adjusted Stated Value per Series A Preferred Stock share surrendered. The right to convert is contingent upon a sixty-one day prior notice of activation of the conversion rights given prior to the date of Mandatory Redemption. The activation of the conversion rights to acquire over five percent of Shannon's common stock will trigger an obligation by the holder to file certain ownership reports with the U.S. Securities and Exchange Commission.


Item 3.02 Unregistered Sales of Equity Securities.
          ----------------------------------------

Pursuant to the above Settlement Agreement, Shannon issued 568,750 shares of common stock to Quadrangle Holdings Ltd. With the 400,000 previously issued shares retained by Quadrangle, its holdings are approximately 3.3% of the outstanding common stock.

With respect to the unregistered sale made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to a sophisticated investor and existing shareholder who were provided all of the current public information available on Shannon.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          --------------------------------------------------------------------
          Appointment of Principal Officers.
          ----------------------------------

On March 28, 2006, Thomas Netzel resigned as a Director of the Registrant. The written communication received from Mr. Netzel is an exhibit to this Current Report on Form 8-K.

The Registrant has provided Mr. Netzel with a copy of this Current Report prior to the filing thereof and informed him that he has the opportunity to provide the Registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this Current Report which the Registrant would also file such correspondence as an exhibit to this Current Report or an amendment thereto.



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Item 9.01  Financial Statements and Exhibits.
           ----------------------------------

          (d)  Exhibits

         4.1               Series A Preferred Certificate of Designation
         4.2               Common Stock Purchase Warrant
         10.20             Settlement Agreement
         17.6              Correspondence of Thomas Netzel dated March 28, 2006


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL INC.


Dated: March 31, 2006


/s/ J. WILLIAM CLEMENTS
-----------------------
J. William Clements, Chief Executive Officer



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